EXHIBIT 23.1

Consent of Ryder Scott Company, L.P.

As independent petroleum engineers, we hereby consent to the incorporation by reference of our Firm’s name and our Firm’s review of the proved oil and gas reserve quantities as of December 31, 2007 in the following Form 10-K’s of Ridgewood Energy Corporation:

Ridgewood Energy K Fund, LLC
Ridgewood Energy L Fund, LLC
Ridgewood Energy M Fund, LLC
Ridgewood Energy O Fund, LLC
Ridgewood Energy P Fund, LLC
Ridgewood Energy Q Fund, LLC
Ridgewood Energy S Fund, LLC
Ridgewood Energy T Fund, LLC

/s/ Ryder Scott Company, L.P.

Ryder Scott Company, L.P.
March 11, 2008